UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 16, 2007

Quest Group International, Inc.
(Exact name of Registrant as specified in its Charter)

Nevada
(State or other Jurisdiction of Incorporation)

0-26694	87-0534469
(Commission File Number)	(I.R.S. Employer Identification Number)

967 W. Center
Orem, Utah	84057
(Address of Principal Executive Offices)	(Zip Code)

(801) 765-1301
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Pursuant to a Securities Purchase Agreement dated as of May 16, 2007, effective May 16, 2007 (the “Closing”) Quest Group International, Inc. (the “Company”) issued and sold in a private placement (the “Placement”) to four institutional investors (the “Purchasers”) 40 million shares of the Company’s common stock (the “Shares”) for $0.50 per Share, for an aggregate purchase price of $20,000,000. The Company also entered into a Registration Rights Agreement with the Purchasers. In connection with and concurrently with the Placement, certain Company shareholders canceled an aggregated of 7,759,000 shares of common stock in consideration for $750,000.

The Subscription Agreement

The Subscription Agreement contains a number of covenants by the Company, including a provision granting the Purchasers anti-dilution price protection on a weighted average basis for certain securities issued by the Company for a two-year period.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (“SEC”), within 45 days of the Closing, a registration statement covering the resale of: (i) all of the Shares, (ii) 15 million shares of the Company’s common stock purchased by the Placement Agent pursuant to a subscription agreement with the Company dated as of April 27, 2007 for an aggregate amount of $15,000, and (iii) the shares of common stock issuable upon exercise of the Placement Agent Warrant. If the registration statement is not declared effective by the SEC by the 120th day from the Closing, the Company will be subject to the payment of specified liquidated damages to Purchasers. The Company may also be required, under certain circumstances, to pay the Purchasers specified liquidated damages if it is unable to maintain the effectiveness of the registration statement.

Placement Agent

Hunter World Markets, Inc. (the “Placement Agent”) acted as the exclusive placement agent in the transaction, and received a fee of $2,000,000 (10% of the gross proceeds) and a warrant to purchase 12,000,000 shares of the Company’s common stock (the “Placement Agent Warrant”). The Placement Agent Warrant is exercisable commencing February 18, 2008 and expires May 16, 2013.

In connection with the Placement, the Placement Agent loaned the Company an aggregate of $125,000 at an interest rate of 6% per annum. This loan, the accrued interest and a loan fee of $12,500 was paid from the proceeds of the Placement to the lender on May 17, 2007.

License Agreement

The Company entered into a license agreement (“License Agreement”) with Vitae Pharmaceticals, Inc., a privately held company, on May 11, 2007. Pursuant to the License Agreement, the Company acquired an exclusive, worldwide sublicense, with the right to grant further sublicenses, to certain compounds and technology for all human and veterinary use. The indications for the lead compounds are acute myeloid leukemia, solid cancers (lung and breast) and chemotherapy-induced neutropenia (low white cell count).

The portfolio of compounds acquired from Vitae includes selective RAR and RXR agonists and antagonists. The Company plans to implement research and development of three lead compounds. The first compound will enter a phase 2 study for the treatment of acute leukemia; the second lead compound will be tested for safety in humans followed by efficacy studies in some of the most common cancers, including lung and breast cancer. A novel third program is intended to evaluate and develop a lead compound as therapy to reduce the toxicity of chemotherapy, in particular, diminish the risk of infection as consequence of reduction in white blood cell count. In addition to these three lead compounds, the Company has acquired a platform of technology, intellectual property, and a large library of small molecules, which will be used for additional discoveries of novel therapeutics.

The Company paid Vitae out of the net proceeds of the Placement an upfront licensing fee of $2,100,000 and $50,000 for its inventory of the licensed compounds. The Company also agreed to issue Vitae 6,650,652 shares of common stock upon reaching certain milestones. The Company will be required on Vitae’s behalf to pay the existing licensors additional specified milestone payments if it receives FDA marketing approval for a product containing a licensed compound.

In addition to the foregoing fees and milestone payments, the Company agreed to pay Allergan (the original licensor of the compounds contemplated in the License Agreement) and Vitae specified percentages of the Company’s net sales of products based on the licensed technology, which vary from product to product but which combined may total as much as 12% of the Company’s net sales. The Company also agreed to pay Vitae a specified percentage of any sublicense revenues received from its sublicensees. To maintain the rights to the licensed technology, the Company must meet certain development milestones under the original license agreements with the existing licensors.

Documents

Copies of the form of the Subscription Agreement, the Placement Agent Warrant, and the Registration Rights Agreement are filed as exhibits to this Current Report on Form 8-K. The summary of these agreements set forth above is qualified by reference to such exhibits.

Other Events

It is contemplated that the Company will spin off its current nutritional products business line and anticipates that it will be a pharmaceutical company with a focus on nuclear receptor target therapeutics.

In connection with the new business line, it is contemplated that the Company will form a Scientific Board, Harin Padma-Nathan will be the Company’s Chief Executive Officer and Parkash Gill will be the Chairman of the Company’s Scientific Board.

ITEM 3.02	Unregistered Sales of Equity Securities.

On May 16, 2007, the Company issued to four institutional investors for an aggregate purchase price of $20,000,000, 40 million shares of common stock. Hunter World Markets, Inc. acted as the exclusive placement agent in the transaction, and received a fee of $2,000,000 (10% of the gross proceeds) and a warrant to purchase 12,000,000 shares of the common stock. See Item 1.01 for a description of the warrant, which information is incorporated herein by this reference.

The issuances of the shares above were exempt from registration under the Securities Act of 1933, pursuant of Section 4(2) of that Act as transactions not involving a public offering. The Company did not use any general solicitation or general advertising in connection with these sales. Each purchaser represented that it was acquiring the shares for investment purposes only and the Company placed appropriate restrictions on transfer on the shares issued.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST GROUP INTERNATIONAL, INC.

Date: May 22, 2007	By:	/s/ MATHEW EVANS
Mathew Evans, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Registration Rights Agreement as of May 16, 2007 between Quest Group International, Inc. and the Purchasers named therein.

4.2	Placement Agent Warrant issued to Hunter World Markets, Inc. on May 16, 2007.

10.1	Form of Subscription Agreement dated as of May 16, 2007, by and among Quest Group International, Inc. and the Purchasers named therein.

99.1	Press Release issued on May 17, 2007.